Exhibit 10.53

SECOND AMENDMENT TO LEASE

T-Stat One, LLC/Vivint Solar, Inc.

THIS AMENDMENT (this “Amendment”) is entered into as of the 4th day of October, 2016, between T-STAT ONE, LLC, a Utah limited liability company (“Landlord”), and VIVINT SOLAR, INC., a Delaware corporation (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.Definition—Lease. As used in this Amendment, “Lease” means the Lease, dated in the initial paragraph as of August 12, 2014, as amended by the First Amendment to Lease (the “First Amendment”), dated July 20, 2015, both entered into between Landlord, as landlord, and Tenant, as tenant, and, where applicable, as amended by this Amendment. Any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease.

2.Purpose. The Parties desire to amend the Lease in accordance with the terms and conditions set forth in this Amendment.

3.Additional Space. Paragraph 3.6 (Lease of Additional Building) of the Lease is deleted in its entirety

4.Entire Agreement. The first sentence in Paragraph 22.16 of the Lease is deleted in its entirety and is replaced with the following new sentence:

This Lease (including Exhibits A, B, C, D and E (with any Appendixes to Exhibit A)) exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence.

5.Exhibit F. Exhibit F (Adjacent Land) attached to the Lease is deleted in its entirety.

6.Enforceability. Each Party represents and warrants that:

(a)such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation;

(b)such Party has the requisite power and authority under all applicable laws and its governing documents to execute, deliver and perform its obligations under this Amendment;

(c)the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment;

(d)this Amendment has been duly authorized, executed and delivered by such Party; and

(e)this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

7.Brokerage Commissions. Except as may be set forth in one or more separate agreements between (i) Landlord and Landlord’s broker, or (ii) Landlord or Landlord’s broker and Tenant’s broker:

(a)Landlord represents and warrants to Tenant that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Landlord; and

(b)Tenant represents and warrants to Landlord that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Tenant.

Landlord shall indemnify, defend and hold harmless Tenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Tenant.

8.Entire Agreement. The Lease, as amended by this Amendment, exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. The Parties acknowledge and represent, by their signatures below, that the Parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance, except those expressly set forth in the Lease and this Amendment, made by or on behalf of any other Party or any other person whatsoever, prior to the execution of this Amendment. The Parties waive all rights and remedies, at law or in equity, arising or which may arise as the result of a Party’s reliance on such representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance.

9.General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

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THE PARTIES have executed this Amendment on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

T-STAT ONE, LLC,

a Utah limited liability company

By/s/ Nathan W. Ricks

Nathan W. Ricks

Manager

Date

TENANT:

VIVINT SOLAR, INC.,

a Delaware corporation

By/s/ Dana Russell

Print or Type Name of Signatory:

Dana Russell

ItsChief Financial Officer

DateOctober 4, 2016